UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
North Pointe Holdings Corporation

(Exact name of Registrant as specified in its charter)

Michigan	38-3615047

(State of incorporation or organization)	(IRS Employer Identification No.)

28819 Franklin Road Southfield, Michigan	48034

(Address of principal executive offices)	(Zip Code)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: Registration No. 333-122220
Securities to be registered pursuant to Section 12(b) of the Act:
NONE
Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class	Name of each exchange on which each
to be so registered	class is to be registered

Common Stock, no par value	Nasdaq National Market

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Common Stock, no par value, of North Pointe Holdings Corporation (the “Registrant”) to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus constituting a part of Amendment No. 6 to the Registration Statement on Form S-1 (Reg. No. 333-122220) filed by the Registrant with the Securities and Exchange Commission on September 9, 2005 (the “Registration Statement”), which description is incorporated herein by reference.
Item 2. Exhibits.

Exhibit
Number	Document Description

3.1	Form of Second Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-122220), as filed with the Securities and Exchange Commission on June 15, 2005.

3.2	Form of Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-122220), as filed with the Securities and Exchange Commission on June 15, 2005.

4.1	Specimen stock certificate for shares of the Registrant’s Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-122220), as filed with the Securities and Exchange Commission on July 11, 2005.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 19, 2005

North Pointe Holdings Corporation

	By:	/s/ James G. Petcoff

James G. Petcoff
Chairman of the Board, President and Chief
Executive Officer